EXHIBIT 10.49


                              As of January 5, 1999




Mr. Gary McCulla
3728 Windy Bush
New Hope, PA  18938

Dear Gary:

     We are writing to confirm our agreements and understandings regarding the terms of your continued employment under the Employment Agreement, dated as of October 13, 1998 (the "Employment Agreement"), among you, as "Employee", Tel-Save, Inc., as "Company", and Tel-Save.com, Inc. (formerly, Tel-Save Holdings, Inc.), as "Holdings", from and after January 5, 1999 (the "Change Date") (except as otherwise defined herein, capitalized terms shall be defined as in the Employment Agreement):

     1. From and after the Change Date, you, as "Employee" under the Employment Agreement, will continue as an employee of Company, but you shall have no duties or responsibilities, nor shall you have any rights, except as specifically set forth herein and in the Employment Agreement as hereby amended. Each of Sections 3, 4, 5 and 6 of the Employment Agreement is hereby eliminated and shall be of no further force and effect from and after the Change Date, except as and to the extent specifically set forth elsewhere herein.

     2. The "Term" of your employment under the Employment Agreement as hereby amended shall commence on the Change Date and shall continue in effect to, but not including, January 5, 2001, except as earlier terminated as herein specifically provided.

     3. The sole compensation payable to you pursuant to the Employment Agreement (including, without limitation, Sections 4,6 and 10 thereof) from and after the Change Date is $750,000 per year, payable for the Term and in the same manner (equal periodic payments throughout the year) as your base salary was paid to you pursuant to Section 4.1 before the Change Date. The aggregate amount payable to you pursuant to this paragraph 3 will not exceed $1,500,000. Upon your death or a "Change of Control" (as such term is defined in the Indenture, dated as of December 10, 1997, relating to Company's 5% Convertible Subordinated Notes due 2004), any balance of such compensation for the Term not theretofore paid to you or on your behalf shall be paid to you (or, in the case of your death, to your estate or beneficiaries) in a lump sum and the Term shall thereupon terminate for all purposes of the Employment Agreement as hereby amended.

     4. The sole benefits and perquisites to which you will be entitled, and Company will provide, pursuant to the Employment Agreement (including, without limitation, Sections 4 and 6 thereof) from and after the Change Date are: (a) health and medical benefits, during the Term only, equal to the greater of (i) the health and medical benefits provided to you immediately before the Change Date and (ii) the health and medical benefits as are made available generally to the Company's senior executives in effect during the Term; (b) maintenance, during the Term and until the third anniversary of the last day of such Term, by Company of director and officer insurance policies with benefits equal to or greater than Company's director and officer insurance policy in effect as of the Change Date; and (c) the continued use of the 1998 Mercedes SL500 automobile leased by Company and used by you as of the Change Date for the remainder of the term of the existing lease of such automobile and the continued payment by Company of all lease, insurance and other payments with respect to such automobile for the remainder of such lease term ( it being expressly understood, however, that you shall defend and hold Company harmless from all claims, damages, litigation, liabilities and all matters whatsoever regarding such automobile and your use thereof, except such as shall be covered by insurance). In addition, at the end of the Term, Company acknowledges that you will be entitled to such COBRA benefits as are provided by law.

     5. Except as specifically provided in paragraphs 4 and 5 of this letter agreement and except for your entitlement, if any, to indemnification and reimbursement by Company or Holdings arising out of your having been an officer or director thereof, provided that you hereby agree to cooperate with Company or Holdings to the extent reasonably requested by Company or Holdings in any proceeding that may give rise to any such indemnification, neither you nor your estate or beneficiaries shall be entitled to any other payments, compensation, perquisites or other benefits, from Company or Holdings or any subsidiary thereof, under or by reason of the Employment Agreement or otherwise and all such other payments, compensation, perquisites or other benefits are hereby expressly waived by you (for yourself and for your estate and your beneficiaries). Company shall withhold any state, federal or other taxes that it may be required to withhold from or with respect to any such payments, compensation, perquisites or other benefits.

     6. You will be entitled to no additional compensation for serving as a director of Holdings. While you may, of course, resign as a director of Holdings at any time, you hereby agree to resign as a director of Holdings as and when requested by the Chairman of the Board of Holdings, but not earlier than August 15, 1999. Furthermore, you agree that you will, prior to your resignation as a director, vote in favor of the election or nomination of your successor as a director or such other person as shall have been designated as a nominee for director by Company's Chairman of the Board.

     7. The provisions of Section 10 of the Employment Agreement are amended as follows: (a) the provisions thereof shall be for the Term only and the "Restricted Period" therein shall be coterminous with the Term, without regard to any conditions in the existing Section 10; (b) you shall not be entitled to any compensation or other payments under or otherwise by reason of such Section 10; and (c) you may, without violation of the terms of such Section 10, also be employed by
          Communications TeleSystems International d.b.a. WorldxChange Communications during the Term without violation of the Employment Agreement, as hereby amended, including Section 10 thereof.

     8. You will make yourself available and shall cooperate, in each case to the extent reasonably requested by Company or Holdings, in respect of any litigation or other proceedings that arise out of or by reason of the conduct of Company's or Holding's business or operations during any time that you were a director or officer thereof, without further compensation or payment except the payment of your reasonable out-of-pocket costs and expenses in connection therewith.

     9. Except as specifically provided herein, the Employment Agreement shall continue in full force and effect.

     10. The provisions of Sections 16 through (and including) 21 of the Employment Agreement shall apply to this letter agreement as fully as if set forth in full herein and the references therein to "this Agreement" were a reference to this letter agreement.

     If the foregoing correctly sets forth our agreements and understandings, please so acknowledge by signing the enclosed copy of this letter agreement in the space provided and returning it to us, whereupon this shall be a valid and binding agreement by and among us.

                                                  Very truly yours,
                                                  Tel-Save, Inc.

                                                  By:___________________________
                                                     Name
                                                     Title


                                                  Tel-Save.com, Inc.

                                                  By:___________________________
                                                     Name
                                                     Title


Accepted and agreed as of the date first above written:


---------------------------------
Gary McCulla